Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Apex Technology Acquisition Corporation on Form S-4 of our report dated March 10, 2021 on the consolidated financial statements of AvePoint, Inc. and to the reference to us under the heading “Experts” in the prospectus.

                                                             /s/ Crowe LLP

New York, New York

March 10, 2021